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                                                                    EXHIBIT 11
                        BARRETT BUSINESS SERVICES, INC.
                      STATEMENT OF CALCULATION OF AVERAGE
                           COMMON SHARES OUTSTANDING


                                                               Three Months
                                                                   Ended
                                                            September 30, 1996
                                                            ------------------


Primary Earnings Per Share:
   Weighted average number of shares                             6,776,985
   Stock option plan shares to be issued at prices
    ranging from $3.50 to $18.6875 per share                       494,050
   Warrant issues at a price of $4.20 per share                     90,000
   Less: Assumed purchase at average market price
         during the period using proceeds received upon
         exercise of options and purchase of stock, and
         using tax benefits of compensation due to premature
         dispositions                                             (342,369)
                                                                 ---------
      Total Primary Shares                                       7,018,666
                                                                 =========

Fully Diluted Earnings Per Share:
   Weighted average number of shares                             6,776,985
      Stock option plan shares to be issued at prices
       ranging from $3.50 to $18.6875 per share                    494,050
   Warrant issues at a price of $4.20 per share                     90,000
   Less: Assumed purchase at the higher of ending or
         average market price during the period using proceeds
         received upon exercise of options and purchase of
         stock, and using tax benefits of compensation due to
         premature dispositions                                   (342,369)
                                                                  --------
      Total Diluted Shares                                       7,018,666
                                                                 =========